Exhibit 99.2

ATTORNEYS AT LAW

45/F, K.Wah Centre, 1010 Huai Hai Road(M), Xu Hui District, Shanghai 200031, China

Telephone: (86-21) 5404-9930 Facsimile: (86-21) 5404-9931

July 26, 2019

To:

Wimi Hologram Cloud Inc.

offices of Sertus Incorporations (Cayman) Limited,

Sertus Incorporations (Cayman) Limited,

Sertus Chambers, Governors Square,

Suite#5-204, 23 Lime Tree Bay Avenue,

P.O. Box 2547, Grand Cayman,

Y1-1104, Cayman Islands

As representatives of Wimi Hologram Cloud Inc.

Dear Sir/Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of issuing this opinion, excluding Hong Kong Special Administration Region, Macau Special Administration Region and Taiwan) and as such are qualified to issue this opinion with respect to all laws, regulations, rules, judicial interpretations and other legislations of the PRC effective and publicly available as of the date hereof. We have acted as your PRC legal counsel in connection with (i) the proposed initial public offering of 4,000,000 American Depositary Shares (the “ADSs”), each of which represents two ordinary shares, US$0.0001 par value per share of Wimi Hologram Cloud Inc. (the “Company”) as set forth in the Underwriting Agreement (as defined below) and Company’s Registration Statement (as defined below), and the proposed additional offering of 600,000 ADSs (together with the foregoing offering, the “Offering”), each of which represents two ordinary shares, US$0.0001 par value per share of the Company, pursuant to the Underwriters’ option to purchase additional ordinary shares from the Company as provided under the Underwriting Agreement; (ii) the listing of the Company’s ADSs on the NASDAQ Global Market(the “Listing”); and (iii) the Registration Statement.

In rendering this opinion, we have reviewed the Company’s Registration Statement, the Prospectus (as defined below), the Underwriting Agreement and the Deposit Agreement (as defined below). In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of the documents as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established by us, we have relied upon certificates or statements issued or made by competent national, provincial or local governmental regulatory or administrative authority, agency or commission in the PRC having jurisdiction over the relevant PRC Entities (as defined below), the Company and appropriate representatives of the Company. In delivering this opinion, we have made the following assumptions:

(a)                                 that the Underwriting Agreement and the Deposit Agreement is legal, valid, binding and enforceable in accordance with its respective governing laws in any and all respects;

(b)                                 that any document submitted to us still exist, remain in full force and effect up to the date of this opinion and has not been revoked, amended, varied, cancelled or superseded by some other document or agreement or action;

(c)                                  that all documents submitted to us as originals are authentic and as copies conform to their respective originals and that the signatures, seals and chops on the documents submitted to us are genuine;

(d)                                 that all documents have been validly authorized, executed or delivered by all of the entities thereto other than the PRC Entities and such entities to the documents have full power and authority to enter into, and have duly executed and delivered such documents;

(e)                                  that all consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under all documents submitted to us, the Underwriting Agreement, the Deposit Agreement and the Prospectus have been obtained or made, and are in full force and effect as of the date thereof; and

(f)                                   that any of the Underwriters (A) does not have any place or establishment in the PRC or has such a place or establishment in the PRC provided that there is no effective connection between the income received by any of the Underwriters in connection with the Offering or execution and performance of the Underwriting Agreement and such place or establishment in the PRC, and (B) has not furnished the securities and futures investment consultancy services which is subject to the permission of competent PRC government authorities, in the PRC directly or through its employees in connection with the Offering or the execution and performance of the Underwriting Agreement.

In addition, we have assumed and have not verified the truthfulness, accuracy and completeness as to factual matters of each document we have reviewed (including, without limitation, the truthfulness, accuracy and completeness of the representations and warranties of all parties to the Underwriting Agreement). Except to the extent expressly set forth herein or as we otherwise believe to be necessary to this opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and the PRC Entities or the rendering of this opinion.

This opinion is rendered on the basis of the PRC Laws effective as at the date hereof and there is no assurance that any of the PRC Laws will not be changed, amended, superseded or replaced in the immediate future or in the longer term with or without retroactive effect. The PRC Laws involve uncertainties in their interpretation and implementation, which are subject to the discretion of the Governmental Agencies or the PRC courts.

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

“CSRC”	means the China Securities Regulatory Commission.

“Deposit Agreement”	means the deposit agreement among the Company, the Depositary and the holders and beneficial owners from time to time of American depositary receipts issued thereunder.

“Depositary”	means JPMorgan Chase Bank, N.A.

“Disclosure Package”	means the Prospectus and the other information, if any, stated in Schedule II to the Underwriting Agreement, all considered together.

“Government Agency” or “Government Agencies”

means any competent government authorities, agencies, courts, arbitration commissions, or regulatory bodies of the PRC or any province, autonomous region, city or other administrative division of the PRC.

“Governmental Authorization”

means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the PRC Laws to be obtained from any Government Agency.

“Group Companies”	means the Company, the HK Subsidiary and the PRC Entities.

“HK Subsidiary”	means WiMi Hologram Cloud Limited, a company incorporated under the laws of Hong Kong and of which 100% equity interest is directly owned by the Company.

“Intellectual Property”	means trademarks, trade names, patent rights, copyrights, computer software, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights.

“Material Adverse Effect”

means any event, circumstance, condition, occurrence or situation or any combination of the foregoing that has or could be reasonably expected to have a material and adverse effect upon (i) the conditions (financial or otherwise), business, properties or results of operations or prospects of the PRC Entities taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated under the Underwriting Agreement, the Deposit Agreement and the Prospectus.

“Material Contracts”	means the contracts listed in Annex E hereto.

“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which were jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the State Administration of Foreign Exchange, became effective on September 8, 2006 and were amended on June 22, 2009.

“PRC Subsidiaries”	means the PRC Subsidiaries as listed in Annex A, each of which is a company incorporated under the PRC laws.

“PRC Entities”	means the PRC Subsidiaries, the VIE (as defined below) and its subsidiaries, collectively as listed in Annex A.

“PRC Laws”	means any and all laws, regulations, statues, rules, orders, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“Registration Statement”

means the Company’s registration statement on Form F-1, including all amendments or supplements there to, filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

“SAFE Rules”

means the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles issued by the State Administration of Foreign Exchange (“SAFE”) of the PRC on July 14, 2014 and related rules and regulations.

“SAMR”

means the State Administration for Market Regulation or its local counterpart in the PRC, which is the successor of the State Administration for Industry and Commerce or its local counterpart in the PRC.

“Principal Beneficial Owners”	means Mr. ZHAO Jie.

“Underwriting Agreement”	means the underwriting agreement entered into by an among the Company and the representatives of the several underwriters named therein.

“Underwriters”	means the underwriters set forth in Schedule I to the Underwriting Agreement.

“Variable Interest Entity”, “VIE” or “Beijing Wimi”	means Beijin Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司)

“VIE Contracts”	means the agreements listed in Annex B hereto.

Based on the foregoing and subject to the qualifications, assumptions and limitations stated herein as well as any matter not disclosed to us, we are of the opinions that on the date hereof:

1.                                      Each of the PRC Entities has been duly organized and is validly existing as a foreign invested enterprise or PRC domestic company with limited liability and full legal person status under the PRC Laws. As of the date of this opinion, the Company does not own, control or have interests in any PRC entity other than the PRC Entities. Each of the PRC Entities is in good standing under the PRC Laws. Each PRC branch has been duly incorporated and is validly existing.

2.                                      The business license and articles of association of each of the PRC Entities comply with the requirements of the PRC Laws and are in full force and effect. The registered capital of each PRC Entities has been duly paid or subscribed for in accordance with respective articles of association as amended from time to time and the relevant PRC Laws.

3.                                      To the best of our knowledge after due and reasonable inquiries, none of the PRC Entities has taken any action nor has any steps been taken or legal, governmental or administrative proceedings been commenced or, to the best of our knowledge after due and reasonable inquiries, threatened for the winding up, dissolution, bankruptcy or liquidation, or for the appointment of a liquidation committee or similar officers in respect of any of the PRC Entities or its assets, or for the suspension, withdrawal, revocation or cancellation of any of the business licenses of the respective PRC Entities.

The corporate structure of the Company (including the shareholding structure of each of the PRC Subsidiaries) as described in the Prospectus complies with all applicable PRC Laws currently in effect, and does not violate, breach, contravene, circumvent or otherwise conflict with any applicable PRC Laws currently in effect. The descriptions of the corporate structure of the PRC Entities and the VIE Contracts set forth in the “Corporate History and Structure” section and the “Related Party Transactions” section of the Prospectus are true, accurate and nothing has been omitted from such description which would make the same misleading. There is no other agreement, contract or other document relating to the corporate structure of the PRC Entities which has not been disclosed in the Registration statement and the Prospectus. The transactions of acquisition and restructuring involving the PRC Entities as described in “Corporate History and Structure” section and the “Related Party Transactions” section of the Prospectus have not been in any violation of, and will not result in any violation of, the PRC Laws currently in effect. No Government Authorization or any other necessary steps required under the PRC Laws other than those already obtained is required under the PRC Laws for the establishment of such corporate structure.

4.                                      The equity interests in each of the PRC Entities are legally and validly owned by the entities in the percentages set forth in Annex A hereto after the name of such PRC Entity. All Governmental Authorizations required for the ownership of equity interests in each of the PRC Entities by each of its shareholders as set forth in Annex A hereto have been obtained by the relevant shareholders or such PRC Entity and are in full force and effect.

5.                                      To the best of our knowledge after due and reasonable inquiries, except as otherwise disclosed in the Prospectus, all of the equity interests of each of the PRC Entities are free and clear of all liens, charges or any other encumbrances, pledges, security interests, equities or claims or any third-party rights and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Entities.

6.                                      Except as otherwise disclosed in the Prospectus, each of the PRC Entities has obtained all necessary Governmental Authorizations for it to own, use, lease and operates its assets and to conduct its business in the manner as described in its business license and in the Prospectus, and (A) each of the PRC Entities is in compliance with the provisions of all such necessary Governmental Authorizations in all material respects; and (B) to the best of our knowledge after due and reasonable inquiries, none of the PRC Entities has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorizations currently held by the PRC Entities. Each of the PRC entities has full legal right, power and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Registration Statement and Prospectus and is duly qualified to transact business in PRC. No circumstances have arisen such that any of such Governmental Authorization may be revoked, suspended, cancelled or withdrawn or (where relevant) cannot be renewed upon its expiration date. The business as presently conducted by the PRC Entities and as provided in the Registration Statement and Prospectus is in compliance with all applicable PRC Laws in all material aspects and complies with its articles of association in effect and the business scope is in compliance with the applicable PRC Laws.

7.                                      Except as otherwise disclosed in the Prospectus and to the best of our knowledge after due and reasonable inquiries, none of the PRC Entities is in breach or violation of, or in default under, as the case may be, (A) its business license or articles of association; (B) any PRC Laws; (C) any decree, order or judgment of any Governmental Agency or PRC court binding on any of the PRC Entities; or (D) any provision of the contracts set forth in Annex E. Except as otherwise disclosed in the Prospectus and to the best of our knowledge after due and reasonable inquiries, None of the PRC Entities is in breach or violation of or in default under (i) any outstanding bank loan or credit agreement governed by the PRC Laws nor has any event occurred which with notice, lapse of time, or both that are known to us would result in any breach of , or constitute default under or give the holder of any indebtedness to require the repurchase, redemption or repayment of all or part of such indebtedness, (ii) any material agreement or instrument to which any PRC Entities is a party or by which any of them may be bound or affected, that are known to us.

8.                                      To the best of our knowledge after due and reasonable inquiries and except as disclosed in the Prospectus, there are no legal, arbitral or governmental proceedings in progress or pending or, to which any of the PRC Entities is a party or of which any property of any PRC Entities located within the PRC is the subject which, insofar as PRC Laws are concerned, except such as would not individually or in aggregate, if the subject of an unfavorable decision, ruling or finding, result in a Material Adverse Effect.

9.                                      Annex C hereto sets forth a true list of all material Intellectual Properties of the PRC Entities, which have been confirmed by the relevant Entity. (A) Each of the PRC Entities legally owns or has valid licenses in full force and effect or otherwise has the legal right to use the Intellectual Properties as set forth in Annex C; (B) except as otherwise disclosed in the Prospectus and to the best of our knowledge after due and reasonable inquiries, (i) none of the PRC Entities is infringing, misappropriating or violating any Intellectual Property of any third party in the PRC; and (ii) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope or restricting the use of any PRC Entity’s Intellectual Property in the PRC or alleging that any of the Group Companies infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property of others in the PRC, except such as would not, individually or in the aggregate, result in a Material Adverse Effect.

10.                               Each of the lease agreements as set forth in Annex D to which any of the PRC Entities is a party is duly executed by and legally binding and enforceable in accordance with their respective terms under PRC Laws and the leasehold interests of relevant PRC Entity are protected by such lease agreements for usage. To the best of our knowledge after due and reasonable inquiries, none of the PRC Entities owns, operates, manages or has any other right or interest in any other material real property of any kind, including owning any real property in the PRC, except as disclosed in Annex D. Each lessor of the leased offices has valid title to otherwise has the legal right to such leased properties.

11.                               None of the PRC Entities is currently prohibited from paying any dividends on their equity interests. Except as disclosed in the Prospectus and subject to satisfaction or completion of applicable formalities under the PRC Laws in respect of foreign exchange, provision of applicable statutory reserves and deductions of the withholding tax, all dividends and other distributions declared and payable upon the equity interests of Beijing Wimi may under the PRC Laws be paid in Renminbi and freely converted into foreign currency and freely transferred out of the PRC without the necessity of obtaining any other Governmental Authorization and such dividends and other distributions are not subject to any other taxes or deductions in the PRC.

12.                               Except as disclosed in the Prospectus, the Principal Beneficial Owners of the Company have fulfilled the foreign exchange registrations according to the SAFE Rules.

13.                               Each of the PRC Entities has duly registered with the relevant PRC tax bureaus having jurisdiction over such PRC Entity, and to the best of our knowledge after due and reasonable inquiries, none of the PRC Entities has been investigated, claimed or penalized for any material PRC tax non-compliance.

14.                               Except as otherwise disclosed in the Prospectus, (A) each of the PRC Entities is in compliance with all PRC Laws on labor and employment in all material respects; and (B) to the best of our knowledge after due and reasonable inquiries, no labor dispute with the employees of any of the PRC Entities exists or is imminent or threatened, and there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Agency against any of the PRC Entities on labor or employment matters, except such as would not, individually or in the aggregate, result in a Material Adverse Effect. Core senior management officers have duly entered into employment contracts with PRC Entities respectively and that forms of the labor contract used by the PRC Entities are not in violation of the PRC Laws in any material respects.

15.                               Annex B hereto sets forth a true and correct list of the VIE Contracts among Beijing Wimi, the VIE and/or all shareholders of the VIE. Based on our understanding of the current PRC Laws, (A) the ownership structure of Beijing Wimi, the VIE and its subsidiaries set forth in Annex A, does not violate applicable PRC Laws currently in effect; (B) Except as disclosed in the Registration Statement and the Prospectus, each of the VIE Contracts is valid and legally binding upon each party to such agreement under the PRC Laws, and further (i) the effectiveness of the equity pledge under the Equity Interest Pledge Agreement is subject to the registration with SAMR; and (ii) the exercise of the call options under the Exclusive Purchase Agreement shall be approved, registered and/or filed by/with relevant Government Agencies, subject to any adjustment made to the PRC Law up to the date of such exercise; (C) the description of the summary of the VIE Contracts under the heading “VIE Contractual Arrangements” set forth in the “Our History and Corporate Structure” section and “Related Party Transactions” of the Prospectus, to the extent that it constitutes matters of PRC Laws, are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects; and (D) the execution, delivery and performance of each of the VIE Contracts do not (a) contravene the articles of association and business licenses of the PRC Entities that are parties to any of the VIE Contracts, (b) contravene any applicable PRC Laws, (c) to the best of our knowledge after due and reasonable inquiries, contravene any arbitration award or judgment, order or decree of any PRC court having jurisdiction over any of the PRC Entities, or (d) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any Material Contracts set forth in Annex E, and in the case of (b) and (c) above for such contravene, breach or violation that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for (i) the equity pledge registration with SAMR, (ii) the approval, registration and/or filing requirements for the exercise of the call options under the Exclusive Purchase Agreement mentioned above, no Governmental Authorizations are required under the PRC Laws currently in effect in connection with the execution, delivery or performance of each of the VIE Contracts. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC Laws governing the validity of the contractual arrangements mentioned herein, and there can be no assurance that the Government Agencies will take a view that is not contrary to or otherwise different from our opinion stated above. There are no further Governmental Authorizations are required under the PRC Laws in connection with the VIE Agreements or the performance of the terms thereof other than those already obtained.

16.                               On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly promulgated the M&A Rules, which became effective on September 8, 2006, as amended on June 22, 2009.  Based on our understanding of the PRC Laws, we are of the opinion that the approval by the CSRC is not required to be obtained for the Offering or the Listing or the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement, including the deposit by the Company of ordinary shares with the Depositary and the issuance of the ADSs. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the Government Agencies will take a view that is not contrary to or otherwise different from our opinion stated above.

17.                               To the best of our knowledge after due and reasonable inquiry, the statements in the Prospectus under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Dividend Policy”, “Our History and Corporate Structure”, “Business”, “Regulation”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Related Party Transactions”, “Taxation”, and “Legal Matters”  and elsewhere insofar, to the extent that such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC Laws, are true, accurate and correct in all material respects, and fairly present or fairly summarize in all material respects the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements do not contain an untrue statement of a material fact, and do not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

18.                               The submission of the Company and the Principal Beneficial Owners under the Underwriting Agreement and (with respect to the Company only) the Deposit Agreement to the exclusive jurisdiction of any state or federal court in New York, New York (the “New York Courts”), the waiver by each of the Company and the Principal Beneficial Owners of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company and the Principal Beneficial Owners not to plead an inconvenient forum, and the agreement of the Company that the Underwriting Agreement and Deposit Agreement be construed in accordance with and governed by the laws of the State of New York in each case do not contravene any PRC Laws currently in effect. Service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement will be effective, insofar as PRC Laws are concerned, to confer valid personal jurisdiction over the Company.  Subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus, any judgment rendered by the New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement or the Deposit Agreement, as applicable, will be recognized and enforceable in PRC courts, subject to the requirements and public policy considerations as set forth in applicable provisions of the PRC Laws relating to the enforceability of foreign court judgments.

19.                               Under the PRC Laws, none of Group Companies or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding and could not successfully interpose any such immunity as a defense to any legal action, suit or proceeding.

20.                               Under PRC Laws, no holder of the ADSs or the ordinary shares who is not a PRC resident will be subject to any personal liability or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such ADSs or the ordinary shares. Except as otherwise disclosed in the “Risks Related to the ADSs and This Offering” Section of the Prospectus, there are no limitations under PRC Laws on the rights of holders of the ADSs or the ordinary shares who are not PRC residents to hold, vote or transfer their securities nor are there any statutory pre-emptive rights or transfer restrictions applicable to the ADSs or the ordinary shares, provided that the holders of the ADSs not be deemed PRC residents as defined in applicable PRC Laws except for those relating to a transaction subject to the PRC anti-monopoly laws.

21.                               There are no reporting obligations to any Government Agency under PRC Laws on the holders of the ADSs or the ordinary shares by virtue only of the holding of such ADSs or the ordinary shares, provided that such holders shall not be deemed PRC residents as defined in applicable PRC Laws.

22.                               The indemnification and contribution provisions set forth in Section 9 of the Underwriting Agreement and Section 15 of the Deposit Agreement do not contravene the PRC Laws and constitute the legal, valid and binding obligations, and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in PRC courts, it is not necessary that any such document be filed or recorded with any Government Agency or that any stamp or similar tax be paid on or in respect of any such documents.

23.                               (A) the execution, delivery and performance by the Company of the Underwriting Agreement and Deposit Agreement, (B) the issuance and sale of the ADSs and the ordinary shares, (C) the deposit of the ordinary shares with the Depositary or its nominee as contemplated under the Deposit Agreement, and (D) consummation of the transactions contemplated by the Underwriting Agreement and Deposit Agreement, as applicable, do not result in any violation of the PRC Laws or the provisions of the articles of association or business license of any of the PRC Entities. To the best of our knowledge after due and reasonable inquiries, (A) the execution, delivery and performance by the Company of the Underwriting Agreement and Deposit Agreement, (B) the issuance and sale of the ADSs and the ordinary shares, (C) the deposit of the ordinary shares with the Depositary or its nominee as contemplated under the Deposit Agreement, and (D) consummation of the transactions contemplated by the Underwriting Agreement and Deposit Agreement, as applicable, do not (i) result in any violation of any provision of any Governmental Authorization or any judgments, order or decree of any Governmental Agency or PRC court binding on any of the PRC Entities; and (ii) result in any violation of any provision of the VIE Contracts set forth in Annex B or any of the Material Contracts to which any of the PRC Entities is a party.

24.                               No Governmental Authorization is required to be obtained by the Company in connection with (A) the execution, delivery and performance of the Underwriting Agreement and Deposit Agreement, as applicable, (B) the offer, issuance and sale of the ADSs or the ordinary shares pursuant to the Underwriting Agreement and the Prospectus, (C) the deposit of the Ordinary Shares with the Depositary or its nominee as contemplated under the Deposit Agreement, and (D) the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement, as applicable.

To the best of our knowledge after due and reasonable inquiries, the application of the net proceeds to be received by the Company from the Offering as contemplated by the Prospectus does not and will not contravene (A) any provision of applicable PRC Laws, (B) any applicable articles of association of the PRC Entities; (C) any decree, order or judgment of any Governmental Agency or PRC court binding on any of the PRC Entities; and (D) any provision of the VIE Contracts set forth in Annex B or any of the Material Contracts to which any of the PRC Entities is a party. The application of the net proceeds to be received by the Company will not contravene the business license of each of the PRC Entities.

25.                               No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or the Underwriters or the Depositary to the competent PRC tax authority in connection with (A) the issuance, sale and delivery of the ordinary shares and the ADSs; (B) the deposit of the Ordinary Shares with the Depositary or its nominee as contemplated under the Deposit Agreement, (C) the sale and delivery by the Company of the ADSs to or for the accounts of the Underwriters in the manner contemplated in the Underwriting Agreement, (D) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated in the Prospectus, or (E) the execution and delivery of the Underwriting Agreement and the Deposit Agreement or the performance by any of the parties thereto of their respective obligations thereunder. Although we do not assume any responsibility for the truthfulness, accuracy, completeness or fairness of the statements contained in the Registration Statement, to the best of our knowledge after due and reasonable inquiry, nothing has come to our attention that causes us to believe that any part of the Registration Statement (other than the financial statements and related schedules and other financial and statistical data included therein, as to which we express no opinion), as of its effective date or as of the closing date of the Offering, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and financial schedules and other financial data included therein, as to which we express no opinion), as of its issue date or as of the closing date of the Offering, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; we have no reason to believe that the Disclosure Package (other than the financial statements and financial schedules and other financial data included therein, as to which we express no opinion), as of the Applicable Time (as such term is defined in the Underwriting Agreement) or as of the closing date of the Offering, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

26.                               Each of the Material Contracts to which any of the PRC Entities is a party constitutes a legal, valid and binding obligation of the applicable PRC Entities, enforceable against the applicable PRC Entities in accordance with its terms. To the best of our knowledge after due inquiry, the PRC Entities are not in default in the performance and observance of any Material Contracts.

27.                               To the best of our knowledge after due and reasonable inquiries, the Company doesn’t have business-related insurance or disruption insurance for its operation and assets. The insurance policy of the Company is in compliance with applicable PRC Laws.

28.                               The Shareholding Entrustment Agreements entered into by and between the actual shareholder and the designated nominal shareholder respectively are legally constructed and have been validly authorized, executed by the signing parties to these agreements. There is no violation of the applicable PRC Laws in the execution of the Shareholding Entrustment Agreements.

29.                               It is not necessary in order to enable the Underwriters to exercise or enforce their rights under the Underwriting Agreement in the PRC, or to enable the Depositary to exercise or enforce its rights under the Deposit Agreement in the PRC, or by reason of the entry into and/or the performance of the Underwriting Agreement and the Deposit Agreement, for the Underwriters or the Depositary to be licensed, qualified, authorized or entitled to do business in the PRC. The entry into, and performance or enforcement of each of the Underwriting Agreement and the Deposit Agreement in accordance with its respective terms will not subject any Underwriter or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any PRC Laws by reason of entry into, performance or enforcement of the Underwriting Agreement or the Deposit Agreement (as applicable).

Based upon and subject to the foregoing, we are of the opinion that, under current applicable PRC Laws, although the discussion set forth in the Registration Statement under the heading “Regulation on Taxation” and “Taxation-People’s Republic of China Taxation” does not purport to summarize all possible PRC tax considerations of the ownership and disposition of the ADSs or ordinary shares, such discussion constitutes, in all material respects, an accurate summary of the PRC tax consequences of the ownership and disposition of the ADSs and ordinary shares that are anticipated to be material to non-resident shareholders (including the ADS holders) pursuant to the Registration Statement, subject to the qualifications set forth in such discussion, and, to the extent that it sets forth any specific legal conclusion under PRC Laws, except as otherwise provided therein, it represents our opinion.

The foregoing opinions are strictly limited to matters of the PRC Laws. We assume no responsibility to advise you of facts, circumstances, events or developments that may be brought to our attention in future and that may alter, affect or modify the opinions expressed herein. We have not investigated, and we do not express or imply any opinion whatsoever with respect to the laws of any other jurisdiction, and we have assumed that no such other laws would affect the opinions stated herein.

This opinion is rendered to you and is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose other than as required by law or regulation and in connection with this Offering, or relied upon by anyone else.

Yours faithfully,

/s/ Jingtian & Gongcheng Shanghai Office
Jingtian & Gongcheng Shanghai Office

Annex A  List of PRC Entities and Shareholding Information

	Full Name	Shareholder(s)	Percentage(s) of Equity Interests Owned
PRC Subsidiaries
1.	Beijing Hologram Wimi Cloud Internet Technology Co., Ltd. (北京全息微美云网络科技有限公司, the “WFOE”)	WiMi Hologram Cloud Limited	100%
VIE and its subsidiaries
2.	Beijin Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司, “Beijing Wimi” or the “VIE”) （the previous name used was “Wimi Light Speed Capital Investment Management (Beijing) Co Ltd）(微美光速资本投资管理（北京）有限公司, hereafter referred to as “Wimi Light Speed”))	YAO Zhaohua(姚招华)	82.05%
		Xinjiang Shengshi Canjin Equity Investment Partnership (L.P.) (新疆盛世灿金股权投资合伙企业（有限合伙）)	10.46%
		Khorgos Guosheng Zhongxing Equity Investment Partnership (L.P.) (霍尔果斯国盛中兴股权投资合伙企业（有限合伙）)	2.00%
		Hangzhou Chuyuan Investment Partnership (L.P.)(杭州础元投资合伙企业（有限合伙）)	1.50%
		SONG Xiurong (宋秀荣)	1.00%
		Shenzhen Qianhai Shengshi Yujin Investment Enterprise (L.P.) (深圳前海盛世裕金投资企业（有限合伙）)	0.75%
		Shanghai Yingqu Yunlu Equity Investment Partnership (L.P.) (上海映趣云陆股权投资合伙企业（有限合伙）	0.75%
		Xinyu Jindinghui Investment Management Center (L.P.) (新余金鼎惠投资管理中心（有限合伙）)	0.75%
		WANG Haili(王海莉)	0.48%
		TANG Dan(汤丹)	0.15%
		ZHENG Yuhang(郑宇航)	0.12%
3.	Shenzhen Yidian Internet Technology Co, Ltd.（深圳市一点网络科技有限公司）(hereafter referred to as “Yidian Internet”)	Beijin Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司)	100%
4.	Shenzhen Yitian Hulian Internet Techonlogy Co Ltd (深圳市易天互联网络科技有限公司) (hereafter referred to as “Yitian Hulian”)	Beijin Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司)	100%
5.	Shenzhen Kuxuanyou Technology Co Ltd (深圳市酷炫游科技有限公司) (hereafter referred to as “Kuxuanyou”)	Beijin Wimi Hologram Cloud Software Co., Ltd. (北京微美云息软件有限公司)	100%
6.	Shenzhen Duodianyunxi Technology Co.,Ltd（深圳市多点云息科技有限公司）	Shenzhen Yidian Internet Technology Co, Ltd.（深圳市一点网络科技有限公司）	100%

7.	Horgos Duodianwangluo Technology Co.,Ltd（霍尔果斯多点网络科技有限公司）	Shenzhen Yidian Internet Technology Co, Ltd.（深圳市一点网络科技有限公司）	100%
8.	Kashi Duodianwangluo Technology Co.,Ltd（喀什多点网络科技有限公司）	Shenzhen Yidian Internet Technology Co, Ltd.（深圳市一点网络科技有限公司）	100%
9.	Shenzhen Qianhai Wangxin TechnologyCo., Ltd（深圳前海网新科技有限公司）	Shenzhen Yitian Hulian Internet Techonlogy Co Ltd (深圳市易天互联网络科技有限公司)	100%
10.	Horgos Ersansan Technology Co., Ltd（霍尔果斯二三三科技有限公司）	Shenzhen Yitian Hulian Internet Techonlogy Co Ltd (深圳市易天互联网络科技有限公司)	100%
11.	Shenzhen Yiyou Online Technology Co.,Ltd（深圳市亿游在线科技有限公司）	Shenzhen Yitian Hulian Internet Techonlogy Co Ltd (深圳市易天互联网络科技有限公司)	100%
12.	Horgos Shengyou Information TechnologyCo., Ltd（霍尔果斯晟游信息科技有限公司）	Shenzhen Kuxuanyou Technology Co Ltd (深圳市酷炫游科技有限公司)	100%
13.	Shenzhen Yiyun Technology Co., Ltd（深圳市异云科技有限公司）	Shenzhen Kuxuanyou Technology Co Ltd (深圳市酷炫游科技有限公司)	100%
14.	ShenzhenYiruantianxia Technology Co., Ltd（深圳市移软天下科技有限公司）	Shenzhen Kuxuanyou Technology Co Ltd (深圳市酷炫游科技有限公司)	100%

Annex B List of VIE Contracts

1.                                      Exclusive Service Agreement entered into by WFOE and the VIE on November 6,2018;

2.                                      Exclusive Purchase Agreement entered into by WFOE, the VIE and all shareholders of the VIE on November 6,2018;

3.                                      Exclusive Asset Purchase Agreement entered into by WFOE, the VIE and all shareholders of the VIE on November 6,2018;

4.                                      Power of Attorney entered into by WFOE, the VIE and all shareholders of the VIE on November 6,2018;

5.                                      Equity Interest Pledge Agreement entered into by WFOE, the VIE and all shareholders of the VIE on November 6,2018; and

6.                                      Commitment Letter by the spouse of each of the individual shareholders of the VIE on November 6,2018.

Annex C List of Intellectual Properties

Registered Trademarks

No.	Trademark	Registration No.	Duration	Applicant	Picture	Class	Status
1.	微美娱乐	21404930	10 years starts from 2018/01/21	Yian Internet 一点网络		41	Valid
2.	IM·NET	23042042	10 years starts from 2018/05/14	Yitian Hulian 易天互联		42	Valid
3.	IM·NET	23041695	10 years starts from 2018/05/14	Yitian Hulian 易天互联		9	Valid
4.	IM·NET	23041636	10 years starts from 2018/02/28	Yitian Hulian 易天互联		41	Valid
5.	好乐坞HOLO WOW	27393054	10 years starts from 2018/12/28	Wimi Hologram Cloud 微美云息		41	Valid
6.	大链	31715310	10 years starts from 2019/03/21	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）		41	Valid

7.	应用精灵	31714358	10 years starts from 2019/03/21	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	35	Valid
8.	应用精灵	31710483	10 years starts from 2019/03/21	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	9	Valid
9.	应用精灵	31707938	10 years starts from 2019/03/14	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	42	Valid
10.	大链	31705981	10 years starts from 2019/03/21	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	9	Valid

11.	应用精灵	31705918	10 years starts from 2019/3/21	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	42	Valid
12.	图形	30578317	10 years starts from 2019/02/14	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	41	Valid
13.	图形	30562863	10 years starts from 2019/02/14	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	42	Valid
14.	图形	30559923	10 years starts from 2019/02/14	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	9	Valid

15.	图形	30552696	10 years starts from 2019/02/14	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	35	Valid
16.	茶杯游戏	26963385	10 years starts from 2018/12/21	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	9	Valid
17.	茶杯游戏	26981641	10 years starts from 2019/01/07	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	35	Valid
18.	茶杯游戏	26966133	10 years starts from 2019/01/07	Shenzhen Qianhai Wangxin TechnologyCo., Ltd （深圳前海网新科技有限公司）	41	Valid

Patent

No.	Issuance Date	Titleholder	Registration No.	Name	Type
1.	2017-05-17	Yidian Internet —点网络	201620996365.9	A reality enhancing mobile terminal —种增强现实移动终端	utility model
2.	2018-03-27	Yidian Internet —点网络	201721096795.6	An automatic lifting hologram projector —种可自动升降的全息投影器	utility model
3.	2018-03-27	Yidian Internet —点网络	201721096793.7	An adjustable hologram projector dust proof device—种调节式全息投影防尘装置	utility model
4.	2018-03-27	Yidian Internet —点网络	201721096459.1	A cleaning device for hologram screen —种用于全息显示屏板的清洁装置	utility model
5.	2018-03-27	Yidian Internet —点网络	201721096909.7	An easy-to-carry liquid storage tank with holographic anti-counterfeiting label —种带有全息防伪标签的易携带储液罐	utility model
6.	2018-03-27	Yidian Internet —点网络	201721096458.7	A new hologram projector wall —种新型全息投影成像用多功能墙板	utility model
7.	2018-03-27	Yidian Internet —点网络	201721096577.2	A fast installation hologram projector supporter —种快速安装的全息投影支撑夹具	utility model
8.	2018-03-27	Yidian Internet —点网络	201721096517.0	A portable state hologram device —种便携式舞台全息成像设备	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
9.	2018-03-27	Yidian Internet —点网络	201721096516.6	A holographic projector with high heat dissipation performance —种具有高散热性能的全息投影机	utility model
10.	2018-03-27	Yidian Internet —点网络	201721096576.8	A fixed bench for supporting a holographic illuminated flag —种用于支撑全息照明式旗帜的固定台座	utility model
11.	2018-05-23	Yidian Internet —点网络	201721096758.5	An internet hologram projecting tutorial displaying rack —种网络全息投影教学用展示架	utility model
12.	2018-01-05	Yidian Internet —点网络	201720608357.7	A hologram displaying cabin with adjustable height —种高度可调节的全息展示柜	utility model
13.	2018-01-05	Yidian Internet —点网络	201720615589.5	A hologram displaying cabin —种全息展示柜	utility model
14.	2017-05-03	Yidian Internet —点网络	201621047906.X	A reality enhancing experience stadium —种增强现实体验馆	utility model
15.	2017-05-03	Beijing Wimi 微美云息	201620913025.5	A reality enhancing experience device —种增强现实体验设备	utility model
16.	2017-02-01	Beijing Wimi 微美云息	201620909911.0	A moving belt for reality enhancing —种适于增强现实中的移动带	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
17.	2017-05-03	Beijing Wimi 微美云息	201620910244.8	A reality enhancing walking device —种增强现实行走装置	utility model
18.	2017-05-17	Beijing Wimi 微美云息	201620913088.0	An augmented reality body sense Holographic interactive chair —种增强现实体感全息互动椅	utility model
19.	2017-05-03	Beijing Wimi 微美云息	201620913106.5	A kind of head-wearing augmented reality device —种头戴增强现实装置	utility model
20.	2017-01-18	Beijing Wimi 微美云息	201620909891.7	A mobile terminal clamping mechanism for augmented reality devices —种增强现实设备的移动终端夹持机构	utility model
21.	2017-01-18	Beijing Wimi 微美云息	201620909882.8	A volume control device for reality enhancing glass —种增强现实眼镜的音量调节装置	utility model
22.	2017-02-15	Beijing Wimi 微美云息	201620910324.3	An anti-reflective augmented reality glasses —种防反光增强现实眼镜	utility model
23.	2017-01-18	Beijing Wimi 微美云息	201620910318.8	An anti-Blu-ray augmented reality glasses —种防蓝光增强现实眼镜	utility model
24.	2017-01-18	Beijing Wimi 微美云息	201620910290.8	A removable augmented reality spectacle —种可拆卸的增强现实眼镜	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
25.	2017-10-27	Wimi Light speed 微美光速	201621033467.7	A helmet reality enhancing device —种头盔式增强现实设备	utility model
26.	2017-06-16	Wimi Light speed 微美光速	201621045797.8	A virtual makeup desk —种虚拟化妆台	utility model
27.	2017-05-13	Beijing Wimi 微美云息	201621044987.8	A virtual cloth try on device for malls —种商场用虚拟试衣装置	utility model
28.	2017-05-17	Beijing Wimi 微美云息	201621044970.2	A reality enhancing game machine —种增强现实游戏机	utility model
29.	2017-10-03	Wimi Light speed 微美光速	201621044988.2	A virtual experiment device —种虚拟实验装置	utility model
30.	2017-04-26	Beijing Wimi 微美云息	201621045798.2	An action capture glove for augmented reality systems —种用于增强现实系统的动作捕捉手套	utility model
31.	2017-03-15	Beijing Wimi 微美云息	201621047908.9	An augmented reality spectacle that can be opened and closed —种可开合的增强现实眼镜	utility model
32.	2017-05-10	Beijing Wimi 微美云息	201621048180.1	A virtual hair cutting device —种虚拟理发装置	utility model
33.	2017-05-17	Beijing Wimi 微美云息	201621047990.5	A reality enhancing boxing training device —种增强现实拳击训练装置	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
34.	2017-05-03	Beijing Wimi 微美云息	201621062970.5	An intelligent helmet realityenhancing device —种智能型头戴式增强现实装置	utility model
35.	2017-03-15	Beijing Wimi 微美云息	201621063357.5	A virtual shooting training device —种虚拟射击训练装置	utility model
36.	2018-11-20	Beijing Wimi 微美云息	201820383697.9	A stabilizing device for LED hologram projecting cart —种LED全息投影车稳定装置	utility model
37.	2018-11-20	Beijing Wimi 微美云息	201820384970.X	A portable hologram projecting displaying rack —种便携式全息投影展示架	utility model
38.	2018-12-14	Beijing Wimi 微美云息	201820390274.X	A control device for hologram projecting stage lamp —种全息投影舞台灯控制装置	utility model
39.	2018-12-14	Beijing Wimi 微美云息	201820390609.8	A height adjustment device fpr hologram ecological aquarium —种全息生态鱼缸高度调节装置	utility model
40.	2018-10-12	Beijing Wimi 微美云息	201820397152.3	A hologram display screen installation structure —种全息显示屏安装结构	utility model
41.	2018-10-23	Beijing Wimi 微美云息	201820397060.5	A hologram display dedicated transportation device —种全息显示屏专用运输装置	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
42.	2018-10-26	Beijing Wimi 微美云息	201820397038.0	A dedicated pedestal for hologram printing machine —种全息印刷机专用底座	utility model
43.	2018-09-21	Beijing Wimi 微美云息	201820383698.3	An adjustable hologram projecting displaying cabin —种可调式全息投影展示柜	utility model
44.	2018-09-21	Beijing Wimi 微美云息	201820396396.X	A dedicated fixing rack for hologram displaying panel —种全息显示面板专用固定架	utility model
45.	2018-09-21	Beijing Wimi 微美云息	201820390386.5	A holographic projector electrostatic eliminator —种全息投影仪静电消除装置	utility model
46.	2019-2-15	Beijing Wimi 微美云息	201720918501.7	A turnover multi-function hologram displaying cabine —种翻转式多功能全息展示柜	utility model
47.	2017-07-07	Wimi Light Speed 微美光速	201621063064.7	A virtual teaching device for orthopaedic specialty —种骨科专业虚拟教学装置	utility model
48.	2017-06-16	Wimi Light speed 微美光速	201621104645.0	A omnidirectional swivel chair for augmented reality systems —种用于增强现实系统的全向转椅	utility model
49.	2017-04-26	Wimi Light speed 微美光速	201621105094.X	A reality enhancing exercise device —种增强现实健身装置	utility model
50.	2017-12-15	Wimi Light speed 微美光速	201720333650.7	A hologram projecting advertisement window —种全息投影广告视窗	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
51.	2017-11-03	Wimi Light speed 微美光速	201720333661.5	A portable hologram projecting displaying rack —种便携式全息投影展架	utility model
52.	2018-01-05	Wimi Light speed 微美光速	201720334676.3	A traffic light based hologram projecting —种基于全息投影的交通灯	utility model
53.	2017-11-17	Wimi Light speed 微美光速	201720374585.2	A holographic anti-counterfeiting coating device —种全息防伪涂布装置	utility model
54.	2018-01-05	Wimi Light speed 微美光速	201720407369.3	A hologram digital aimer —种全息电子瞄准器	utility model
55.	2017-11-03	Wimi Light speed 微美光速	201720374938.9	A holographic photographic wristband —种全息摄影腕带	utility model
56.	2018-01-19	Wimi Light speed 微美光速	201720407290.0	A holographic ecological cylinder —种全息生态缸	utility model
57.	2017-11-21	Wimi Light speed 微美光速	201720478642.1	A holographic microporous anti-counterfeiting film —张全息微孔防伪膜	utility model
58.	2017-11-10	Wimi Light speed 微美光速	201720374582.9	A wide-angle holographic photographic device —种广角全息摄影装置	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
59.	2017-12-19	Wimi Light speed 微美光速	201720586064.3	A facial hologram scan device —种脸部全息扫描装置	utility model
60.	2018-01-23	Wimi Light speed 微美光速	201720589628.9	A hologram scan device —种全息扫描装置	utility model
61.	2017-12-19	Wimi Light speed 微美光速	201720591570.1	A wireless hologram headphone —种无线全息耳机	utility model
62.	2018-03-27	Wimi Light speed 微美光速	201720589682.3	A holographic reflective film —种全息反光膜	utility model
63.	2017-12-19	Wimi Light speed 微美光速	201720586060.5	A holographic Ray perspective device —种全息射线透视装置	utility model
64.	2018-01-23	Beijing Wimi 微美云息	201720767828.9	Holographic Stereoscopic Lighting Box 全息立体灯箱	utility model
65.	2018-05-08	Beijing Wimi 微美云息	201720767812.8	Holographic Audio Experience Room 全息音响体验室	utility model
66.	2018-04-17	Beijing Wimi 微美云息	201720770346.9	A hologram virtual helmet device 全息虚拟头戴设备	utility model
67.	2018-01-19	Beijing Wimi 微美云息	201720778477.1	A new hologram multi-layers —种新型全息多层片	utility model
68.	2018-01-05	Beijing Wimi 微美云息	201720762489.5	A water wall hologram device —种水幕全息装置	utility model
69.	2018-03-27	Beijing Wimi 微美云息	201720762600.0	A holographic anti-counterfeiting box —种全息防伪包装盒	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
70.	2018-03-27	Beijing Wimi 微美云息	201720762503.1	A high precision holographic graphic membrane —种高精度全息图文膜	utility model
71.	2018-03-27	Beijing Wimi 微美云息	201720768574.2	An ultrasound hologram washing machine —种超声波全息洗衣机	utility model
72.	2018-01-05	Beijing Wimi 微美云息	201720762554.4	A holographic imitation ecological cylinder —种全息拟态生态缸	utility model
73.	2018-01-23	Beijing Wimi 微美云息	201720918487.0	A support fixing frame for outdoor holographic stereoscopic projection —种室外全息立体投影用支撑固定架	utility model
74.	2018-03-27	Beijing Wimi 微美云息	201720918726.2	A multimedia holographic display system —种多媒体全息展示系统	utility model
75.	2018-03-27	Beijing Wimi 微美云息	201720918568.0	A fixing device for hologram aimer —种全息瞄准器用组合式固定装置	utility model
76.	2018-01-23	Beijing Wimi 微美云息	201720918498.9	A new portable hologram projecting device —种便携式新型全息投影设备	utility model
77.	2018-04-17	Beijing Wimi 微美云息	201720918458.4	A holographic display panel processing and transportation placement Apparatus —种全息显示面板加工运输用放置器具	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
78.	2018-03-27	Beijing Wimi 微美云息	201720918445.7	A portable 3D hologram display helmet device —种方便携带的三维全息显示头戴设备	utility model
79.	2018-03-27	Beijing Wimi 微美云息	201720939419.2	An adjustable 3D hologram projecting displayer —种调节式3D全息投影显示	utility model
80.	2017-03-29	Beijing Wimi 微美云息	201621062736.2	A 3D stereo lens structure —种3D立体镜片结构	utility model
81.	2017-03-29	Beijing Wimi 微美云息	201621062654.8	A parallel light source generator for augmented reality 3D display device —种增强现实3D显示装置的平行光源生成器	utility model
82.	2017-03-29	Beijing Wimi 微美云息	201621062655.2	A parallax board for viewing virtual reality images —种观看虚拟现实影像的视差板	utility model
83.	2017-03-29	Beijing Wimi 微美云息	201621062625.1	A 3D stereoscopic surround structure with a single light source —种单—光源的3D立体环绕结构	utility model
84.	2017-06-20	Beijing Wimi 微美云息	201621062740.9	A three-dimensional display device —种三维立体展示装置	utility model
85.	2017-03-29	Beijing Wimi 微美云息	201621064759.7	Lighting structure of a 3D stereoscopic reflection effect —种3D立体反射效果的照明结构	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
86.	2017-05-10	Beijing Wimi 微美云息	201621064860.2	A holographic bare eye 3D display system with optical vector space conversion method —种光向量空间转换方式的全息裸眼3D显示系统	utility model
87.	2017-05-10	Beijing Wimi 微美云息	201621067328.6	A light source for a holographic projection device —种全息投影装置的光源	utility model
88.	2017-05-10	Beijing Wimi 微美云息	201621079280.0	A reflecting hologram display system —种反射式全息显示系统	utility model
89.	2017-06-20	Beijing Wimi 微美云息	201621422738.8	A helmet displayer for hologram system —种用于全息系统的头戴显示器	utility model
90.	2018-01-19	Wimi Light speed 微美光速	201720662688.9	A portable reality enhancing glass —种便携式增强现实眼镜	utility model
91.	2018-02-16	Wimi Light speed 微美光速	201720589681.9	A hologram radar —种全息雷达	utility model
92.	2018-02-09	Beijing Wimi 微美云息	201720771691.4	Stereo Holographic Projection Sand Tray 立体全息投影沙盘	utility model
93.	2018-03-02	Beijing Wimi 微美云息	201720940079.5	An easy-to-disassemble and clean holographic projector adjustment Table seat —种易拆卸清洁的全息投影仪调节台座	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
94.	2018-03-02	Beijing Wimi 微美云息	201720940693.1	A 3D projecting device for rooftop —种室顶固接式全息3D投影器装置	utility model
95.	2018-07-06	Wimi Light speed 微美光速	201720589644.8	A holographic medical endoscope —种全息医疗内窥镜	utility model
96.	2018-07-06	Wimi Light speed 微美光速	201720407833.9	A multi-function hologram interactive machine —种多功能全息互动仪	utility model
97.	2018-07-06	Wimi Light speed 微美光速	201720585559.4	A kind of foot acupoint holographic interactive instrument —种脚部穴位全息互动仪	utility model
98.	2017-02-15	Beijing Wimi 微美云息	201620996301.9	An easy applicable home reality enhancing device—种家用简易型增强现实设备	utility model
99.	2017-05-17	Beijing Wimi 微美云息	201621044461.X	A virtual class mobile device —种虚拟课堂移动设备	utility model
100.	2017-02-09	Wimi Light speed 微美光速	201720640644.6	A reality enhancing human and machine interactive terminal —种增强现实人机交互终端	utility model
101.	2018-03-20	Beijing Wimi 微美云息	201721085958.0	Holographic Reproduction Display System 全息再现显示系统	utility model
102.	2017-09-08	Beijing Wimi 微美云息	201621062651.4	A reality enhancing game chair —种增强现实的游戏座椅	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
103.	2018-03-20	Beijing Wimi 微美云息	201720754212.8	A device for making three-dimensional holographic images based on two beams of light 基于两束物光制作三维全息影像的装置	utility model
104.	2018-03-20	Beijing Wimi 微美云息	201720754240.X	A device for making three-dimensional holographic images based on two beams of reference light 基于两束参考光制作三维全息影像的装置	utility model
105.	2018-03-20	Beijing Wimi 微美云息	201720899062.X	Wearable data collecting device for human body moving catching 人体动作捕捉的可穿戴式数据采集装置	utility model
106.	2018-03-20	Beijing Wimi 微美云息	201720900159.8	Hologram device system 全息装配系统	utility model
107.	2015-12-23	Kuxuanyou 酷炫游	201520576885.X	Treatment machine for head and neck based on long distance interactive technology基于远程交互技术的头颈部治疗仪	utility model
108.	2017-02-08	Kuxuanyou 酷炫游	201620612297.1	A humanoid face robot —种拟人脸型机器人	utility model
109.	2017-04-19	Zhang Hu 张虎	201621185729.1	A multi-function hologram projector —种多功能全息投影仪	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
110.	2017-08-25	Zhang Hu 张虎	201621480008.3	A hologram dressing room —种全息试衣间	utility model
111.	2017-08-18	Zhang Hu 张虎	201621272786.3	A hologram projecting stage —种全息投影舞台	utility model
112.	2017-09-15	Dong Zhifeng董志峰	201720172932.3	A holographic imaging synthesis device —种全息影像合成装置	utility model
113.	2018-03-02	Dong Zhifeng董志峰	201720172933.8	A holographic Acupoint therapy instrument —种全息穴位理疗仪	utility model
114.	2017-09-15	Dong Zhifeng董志峰	201720135587.6	A hologram advertisement light box —种全息广告灯箱	utility model
115.	2017-09-08	Dong Zhifeng董志峰	201720172910.7	A decorative holographic projection relief image —种装饰用全息投影浮雕像	utility model
116.	2017-09-15	Dong Zhifeng董志峰	201720180252.6	A hologram display cabin —种全息展示柜	utility model
117.	2017-08-29	Dong Zhifeng董志峰	201720135859.2	A 360 degree hologram display table —种360度全息展示台	utility model
118.	2017-09-01	Dong Zhifeng董志峰	201720172931.9	A hologram picture wall light —种全息影像壁灯	utility model
119.	2017-08-25	Dong Zhifeng董志峰	201720135860.5	An LED hologram projecting cart —种LED全息投影车	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
120.	2017-11-17	Dong Zhifeng董志峰	201720135649.3	A hologram projector —种全息投影仪	utility model
121.	2017-09-26	Dong Zhifeng董志峰	201720187078.8	A holographic array display —种全息阵列式显示屏	utility model
122.	2017-09-26	Dong Zhifeng董志峰	201720187088.1	An instant holographic reproduction device —种即时全息再现装置	utility model
123.	2018-01-19	Hu Yuhui 胡玉惠	201720249720.0	A hologram interactive displaying table —种全息互动展示台	utility model
124.	2017-10-27	Hu Yuhui 胡玉惠	201720252818.1	A holographic back-projection touch device —种全息背投触摸装置	utility model
125.	2017-10-03	Hu Yuhui 胡玉惠	201720249719.8	A high precision hologram aimer —种高精度全息瞄准镜	utility model
126.	2017-10-13	Hu Yuhui 胡玉惠	201720254631.5	A multi-layer hologram display device for stafe —种舞台用多层次全息展示装置	utility model
127.	2017-06-20	Chen Huaqin 陈华钦	201621344461.1	A holographic light source plastic grating sensing device —种全息光源塑型式光栅感测装置	utility model
128.	2017-06-20	Chen Huaqin 陈华钦	201621344385.4	A fixing rack for hologram aimer —种全息瞄准器固定架	utility model

No.	Issuance Date	Titleholder	Registration No.	Name	Type
129.	2017-06-20	Chen Huaqin 陈华钦	201621217798.6	A stereoscopic simulation holographic body Sensing —种立体仿真全息体感互动装置	utility model
130.	2017-05-10	Chen Huaqin 陈华钦	201621203489.3	A stage frame conductive device for Pepper’s illusion —种佩珀尔幻象的舞台架导电装置	utility model
131.	2017-06-20	Chen Huaqin 陈华钦	201621204201.4	A stage frame structure with Pepper’s illusion —种佩珀尔幻象的舞台架结构	utility model
132.	2017-05-10	Chen Huaqin 陈华钦	201621204207.1	A projector rack with a pepper illusion. —种佩珀尔幻象的投影机架	utility model

Software Copyright

No.	Issuance Date	Titleholder	Registration No.	Name	Type
1.	2016-10-08	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1462365	Virtual reality Underwater World panoramic simulation system 虚拟现实海底世界全景仿真系统V1.0	Software Product
2.	2016-10-08	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1462382	Virtual reality Rainforest Biological simulation system 虚拟现实热带雨林生物仿真系统V1.0	Software Product
3.	2016-10-11	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1467205	Virtual reality library reading platform 虚拟现实图书馆阅读平台V1.0	Software Product
4.	2016-10-08	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1462545	Virtual reality concert online experience system 虚拟现实演唱会在线体验系统V1.0	Software Product
5.	2016-10-08	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1461712	Virtual reality natural water cycling tutorial display system 虚拟现实自然水循环演示教学系统V1.0	Software Product
6.	2016-10-13	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1470337	Virtual Reality Attractions Online Sightseeing introduction simulation platform system 虚拟现实景点在线观光介绍仿真平台系统V1.0	Software Product
7.	2016-10-13	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1470520	Virtual reality famous teacher class online experience system 虚拟现实名师课堂在线体验系统V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
8.	2016-10-13	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1470470	Virtual reality indoor decoration support display experience system 虚拟现实室内装潢支撑展示体验系统V1.0	Software Product
9.	2016-10-13	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1470514	Virtual reality object Operation Panoramic simulation system 虚拟现实天体运行全景仿真系统V1.0	Software Product
10.	2016-10-13	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1470508	Virtual reality martial art online teaching system 虚拟现实武术在线教学系统V1.0	Software Product
11.	2016-10-24	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1481233	Virtual reality natural disaster simulation system 虚拟现实自然灾害模拟仿真系统V1.0	Software Product
12.	2016-10-24	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1481857	Virtual reality online cooking teaching system 虚拟现实厨艺在线教学系统V1.0	Software Product
13.	2016-10-24	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1481863	Virtual reality classic video online watching system 虚拟现实经典名著视频在线观看系统V1.0	Software Product
14.	2016-10-24	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1482076	Virtual reality human structure simulation and teaching system 虚拟现实人体构造模拟及教学系统V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
15.	2016-10-24	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1482829	Virtual reality Fire emergency simulation system 虚拟现实消防应急模拟系统V1.0	Software Product
16.	2016-11-01	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1492500	Virtual reality vehicle driving system 虚拟现实车辆驾驶系统V1.0	Software Product
17.	2016-11-01	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1492512	Virtual reality Environment Simulation display System 虚拟现实环境仿真展示系统V1.0	Software Product
18.	2016-11-01	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1493281	Virtual reality teaching display system 虚拟现实教学演示系统V1.0	Software Product
19.	2016-11-01	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1493201	Virtual reality History Simulation demonstration system 虚拟现实历史模拟演示系统V1.0	Software Product
20.	2016-11-01	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1492606	Virtual reality Chinese Medicine Health online viewing system虚拟现实中医养生在线观看系统V1.0	Software Product
21.	2016-11-08	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1500788	Virtual reality primary school class situational teaching assisting software 虚拟现实小学课堂情景教学辅助软件V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
22.	2016-11-08	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1500542	Virtual reality filing searching system 虚拟现实档案查询系统V1.0	Software Product
23.	2016-11-08	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1500557	Virtual reality network firewall control system 虚拟现实网络防火墙控制系统V1.0	Software Product
24.	2016-11-08	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1500481	Virtual reality exercise teaching system 虚拟现实健身教学系统V1.0	Software Product
25.	2016-11-08	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1500478	Virtual reality campus management software 虚拟现实校园管理软件V1.0	Software Product
26.	2016-11-14	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1507072	Virtual reality Urban building planning simulation platform 虚拟现实城市建筑规划仿真平台V1.0	Software Product
27.	2016-11-14	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1507468	Virtual reality urban Road traffic simulation platform 虚拟现实城市道路交通仿真平台V1.0	Software Product
28.	2016-11-14	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1507448	Virtual reality equipment management system 虚拟现实设备管理系统V1.0	Software Product
29.	2016-11-28	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1522713	Virtual reality plant growing teaching software 虚拟现实植物生长教学软件V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
30.	2016-11-28	Wimi Light Speed 微美光速	Ruan Zhu Deng Zi No. 1522714	Virtual reality ancient poetry teaching displaying system 虚拟现实古诗词教学演示系统V1.0	Software Product
31.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3215556	Multi-projector hologram projecting screen automatic aiming software system 多投影仪全息投影屏幕自动校准软件系统 V1.0	Software Product
32.	2018-11-23	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3268587	Content hologram projecting intelligence platform 内容全息投射智能化平台	Software Product
33.	2018-11-23	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3266674	Multimedia publishing software system for holographic machines in public places 公共场合全息机多媒体发布软件系统	Software Product
34.	2018-11-26	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3271675	Hologram machine media display appearance effect software system 全息机媒体展示外观效果软件系统	Software Product
35.	2018-11-22	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3265905	Office use mini hologram projecting software system for home 家用办公迷你型全息投影软件系统	Software Product
36.	2018-11-22	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3265925	Projector segmented display holographic projection Server software system 投影机分段显示全息投影服务器软件系统	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
37.	2018-11-20	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3254711	Hologram AR virtual vehicle intelligence driving software system 全息AR虚拟车辆智能驾驶软件系统	Software Product
38.	2018-11-20	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3254794	Virtual combination holographic Projection product propaganda software system 虚实结合全息投影产品宣传软件系统	Software Product
39.	2018-11-20	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3255095	Seamless mosaic display software system for multiple sets of holographic projectors 多组全息投影机无缝拼接显示软件系统	Software Product
40.	2018-11-20	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3255109	Virtual Interactive software system of holographic special effects based on bone recognition technology 基于骨骼识别技术全息特效虚拟交互软件系统	Software Product
41.	2018-11-19	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3251041	Virtual dimension and realistic dimension common holographic experience software system 虚拟维度和现实维度共同全息体验软件系统	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
42.	2018-11-19	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3251038	Holographic Machine Media Display touch holographic experience software system 全息机媒体展示触碰全息体验软件系统	Software Product
43.	2018-11-19	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3251223	Holographic Machine Media Display character action virtual software system 全息机媒体展示人物动作虚拟软件系统	Software Product
44.	2018-11-19	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3251355	Holographic projection multimedia Display rotating operation software system 全息投影多媒体显示旋转操作软件系统	Software Product
45.	2018-11-19	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3251692	Holographic AR Experience Flying Interactive software system 全息AR体验飞驰互动软件系统	Software Product
46.	2018-11-19	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3250614	Outdoor large-scale product release holographic projection display software system 室外大型产品发布全息投影展示软件系统	Software Product
47.	2018-11-12	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3230429	Holographic imaging software system for high-tech products 高新科技产品全息成像软件系统	Software Product
48.	2018-11-09	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3226226	HD Holographic projection Multimedia software 高清全息投影多媒体软件	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
49.	2018-11-08	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3223524	Decorative stereoscopic display holographic imaging software system 装饰物立体展示全息成像软件系统	Software Product
50.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3214735	3D visual effect reality holographic projection software system 3D 视觉效果实景全息投影软件系统	Software Product
51.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3214740	Photo Holographic AR Experience software system based on Kinect depth recognition technology 基于kinect深度识别技术拍照全息 AR 体验软件系统	Software Product
52.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3214876	Panoramic Pavilion holographic AR display software system 全景展馆全息 AR 展示软件系统	Software Product
53.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3215916	Cylindrical screen holographic projection color debugging software system 圆柱屏幕全息投影色彩调试软件系统	Software Product
54.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3216019	Launch holographic projection interactive experience software system 发布会全息投影互动体验软件系统	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
55.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3215938	Universal holographic projection software system for outdoor environment 户外环境普及全息投影软件系统	Software Product
56.	2018-11-05	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3212443	Dynamic effect display holographic projection software system 动感效果展示全息投影软件系统	Software Product
57.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3216801	Interactive holographic Projector Knob software system 互动全息投影仪旋钮软件系统	Software Product
58.	2018-11-05	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3212458	Infrared holographic projection software system for ground screen 地面屏红外全息投影软件系统	Software Product
59.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3215044	Holographic projection Interactive Intelligent software system 全息投影交互式智能软件系统	Software Product
60.	2018-11-06	Wimi Hologram Cloud 微美云息	Ruan Zhu Deng Zi No. 3215056	Holographic Projection Intelligent Touch control software system 全息投影智能可触控软件系统	Software Product
61.	2016-05-24	Yidian Internet —点网络	Ruan Zhu Deng Zi No. 1295623	Cunba software 存吧软件V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
62.	2016-05-24	Yidian Internet —点网络	Ruan Zhu Deng Zi No. 1295626	Hologram paipai software 全息拍拍软件 V1.0	Software Product
63.	2016-05-24	Yidian Internet —点网络	Ruan Zhu Deng Zi No. 1295640	Yidian cloud advertisement platform software 一点云广告平台软件 V2.0	Software Product
64.	2018-01-26	Yidian Internet —点网络	Ruan Zhu Deng Zi No. 2394525	Today’s duanzi software 今日段子软件 V1.0	Software Product
65.		Yidian Internet —点网络		Rouyun travel partners social software 柔云旅游伙伴社交软件 V1.0	Software Product
66.		Yidian Internet —点网络		Rouyun riders social chat software 柔云车友社交聊天软件 V1.0	Software Product
67.		Yidian Internet —点网络		Rouyun people nearby social chat software 柔云附近人社交聊天软件 V1.0	Software Product
68.		Yidian Internet —点网络		Rouyun iHuoDong social software 柔云爱活动社交软件 V1.0	Software Product
69.		Yidian Internet —点网络		Rouyun club social software 柔云俱乐部社交软件 V1.0	Software Product
70.		Yidian Internet —点网络		Rouyun iLiaoTian social software柔云爱聊天社交软件	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
71.		Yidian Internet —点网络		Rouyun cooking skills social software 柔云厨艺社交软件	Software Product
72.		Yidian Internet —点网络		Rouyun game masters chat software 柔云游戏达人聊天软件	Software Product
73.		Yidian Internet —点网络		Rouyun live video social software 柔云直播视频社交软件 V1.0	Software Product
74.		Yidian Internet —点网络		Rouyun pet raising communication software 柔云宠物养成交流润建 V1.0	Software Product
75.		Yidian Internet —点网络		Rouyun weekend activity club software 柔云周末活动俱乐部软件 V1.0	Software Product
76.		Yidian Internet —点网络		Rouyun ChiHuo communication chat software柔云吃货交流聊天软件	Software Product
77.		Yidian Internet —点网络		Rouyun fans communication chat software 柔云粉丝交流聊天软件 V1.0	Software Product
78.		Yidian Internet —点网络		Rouyun photography club chat software 柔云摄影俱乐部聊天软件 V1.0	Software Product
79.		Yidian Internet —点网络		Rouyun mom & infant communication chat software 柔云母婴交流聊天软件	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
80.		Yidian Internet —点网络		Rouyun regimen of the traditional Chinese medicine communication software 柔云中医养生交流软件	Software Product
81.		Yidian Internet —点网络		Rouyun English test communication chat software 柔云英语考试交流聊天软件 V1.0	Software Product
82.		Yidian Internet —点网络		Rouyun childrearing communication chat software 柔云育儿交流聊天软件	Software Product
83.		Yidian Internet —点网络		Rouyun job communication software 柔云招聘交流软件 V1.0	Software Product
84.		Yidian Internet —点网络		Rouyun film reviews communication software 柔云影评交流软件	Software Product
85.	2016-08-16	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1398510	ImSdk mobile advertisement platform ImSdk 移动广告平 台 V1.0	Software Product
86.	2018-04-10	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1398510	JIejizuanshibuyu game software 街机钻石捕鱼游戏软件 V1.0	Software Product
87.	2018-04-10	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 2570677	Lanmaojiejibuyu game software 懒猫街机捕鱼游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
88.	2015-08-21	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1049633	Yitian dongguanwanjia shopping mall software 易天动感玩家商城软件 V1.0	Software Product
89.	2016-08-16	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1398693	Gedoulonghumen mobile phone game software 格斗龙虎门手机游戏软件 V1.0	Software Product
90.	2016-08-16	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1398701	Haidaobuyu mobile phone game software 海岛捕鱼手机游戏软件 V1.0	Software Product
91.	2016-08-16	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1398711	Suling browser mobile phone software 速羚浏览器手机软件 V1.0	Software Product
92.	2016-08-16	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1398682	Mobile CRM management mobile phone software移动CRM管家手机软件 V1.0	Software Product
93.	2015-10-12	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1082361	Yiyou intelligent smart bracelet software 亿优智能手环软件 V1.0	Software Product
94.	2016-08-17	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1401389	Application Genius Software 应用精灵软件 V1.0	Software Product
95.	2016-01-08	Yitian Hulian 易天互联	Ruan Zhu Deng Zi No. 1183959	Zhudikexiaoxiaole mobile phone game software猪迪克消消乐手机游戏软件 V1.0	Software Product
96.	2016-12-19	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1558906	Kuwan mobile phone game software 酷玩手机游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
97.	2016-12-06	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1535359	Super Fisherman mobile phone game software 超级捕鱼先生手机游戏软件 V1.0	Software Product
98.	2015-12-07	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1134556	Kuxuanyou huobaojisuqixing game software 酷炫游火爆极速骑行游戏软件 V1.0	Software Product
99.	2015-12-07	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1134286	Kuxuanyou quelongmen-xuezhandaodi game software 酷炫游雀龙门-血战到底游戏软件 V1.0	Software Product
100.	2015-12-07	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1134563	Kuxuanyou queshenmajiang game software 酷炫游雀神麻将游戏软件 V1.0	Software Product
101.	2015-12-07	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1134296	Kuxuanyou wangpai AAA game software 酷炫游王牌AAA游戏软件 V1.0	Software Product
102.	2015-12-07	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1134300	Kuxuanyou yingzishashou game software 酷炫游影子杀手游戏软件 V1.0	Software Product
103.	2015-12-08	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1136284	Kuxuanyou 3D motuo-jisutiaozhan game software酷炫游3D摩托-极速挑战游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
104.	2014-10-15	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 0822764	Kuxuanyou papapasanzhangpai game software 酷炫游啪啪啪三张牌游戏软件 V1.0	Software Product
105.	2015-07-03	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1010485	Kuxuanyou qianfu! qianfu! Qianfu! game software 酷炫游潜伏！潜伏！游戏软件 V1.0	Software Product
106.	2015-11-16	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1110741	Kuxuanyou mojiezongheng game software酷炫游魔界纵横游戏软件 V1.0	Software Product
107.	2018-02-06	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 2424353	Zhichenghuochairenchuanshuo game software 治成火柴人传说游戏软件 V1.0	Software Product
108.	2017-01-03	Kuxuanyou 酷炫游	Ruan Zhu Deng Zi No. 1585686	Shaoshupaitiantianpaobaxiuxian game software少数派天天跑吧休闲游戏软件 V1.0	Software Product
109.	2018-02-26	Horgos Ersansan Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 霍尔果斯二三三科技有限公司	Ruan Zhu Deng Zi No. 2454266	Shengcundazuozhan game software生存大作战游戏软件 V1.0	Software Product
110.	2016-08-12	Shenzhen Yiruantianxia Science and Technology Co Ltd (wholly owned subsidiary of Kuxuanyou) 深圳市移软天下科技有限公司	Ruan Zhu Deng Zi No. 1395338	Yiruantianxia Longyuwushen game software移软天下龙域武神游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
111.	2016-08-04	Shenzhen Yiruantianxia Science and Technology Co Ltd (wholly owned subsidiary of Kuxuanyou) 深圳市移软天下科技有限公司	Ruan Zhu Deng Zi No. 1384627	Yiruantianxia Huanyingxiuxian game software移软天下幻影修仙游戏软件 V1.0	Software Product
112.	2016-04-01	Shenzhen Yiruantianxia Science and Technology Co Ltd (wholly owned subsidiary of Kuxuanyou) 深圳市移软天下科技有限公司	Ruan Zhu Deng Zi No. 1245343	Yiruantianxia Modaoluxianji game software移软天下魔道戮仙记游戏软件 V1.0	Software Product
113.	2016-09-23	Shenzhen Yiruantianxia Science and Technology Co Ltd (wholly owned subsidiary of Kuxuanyou) 深圳市移软天下科技有限公司	Ruan Zhu Deng Zi No. 1451673	Suitangyouxianji Mobile Phone game software隋唐游仙记手机游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
114.	2017-07-19	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1967872	233 Mobile Phone game software 233手游软件 V1.0	Software Product
115.	2017-08-25	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2054658	233 game anquanshouyintai software 233游戏安全收银台软件 V1.0	Software Product
116.	2018-05-21	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2690442	Eyo ad chain platform eyo广告链平台 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
117.	2018-06-25	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2810497	Eyo block chain virtual digital asset transaction platform Eyo区块链虚拟数字资产交易平台 V1.0	Software Product
118.	2018-06-25	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2810550	Eyo block chain application platform Eyo区块链应用平台 V1.0	Software Product
119.	2018-05-21	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2689526	Eyo game chain platform Eyo游戏链平台 V1.0	Software Product
120.	2016-10-25	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1485123	VR payment cloud platform VR支付云平台 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
121.	2018-07-02	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2834900	anlongjuexing game software 暗龙觉醒游戏软件 V1.0	Software Product
122.	2016-07-04	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1344425	Dakabuyu Mobile Phone game software 大咖捕鱼手机软件 V1.0	Software Product
123.	2017-10-18	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2158898	Dongfangkeer modengxueyuan game software 东方可儿摩登学园游戏软件 V1.0	Software Product
124.	2017-07-21	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1975723	Dongfangkeer zhi modengxueyuan game software 东方可儿之摩登学园游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
125.	2017-04-20	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1714877	fengkuangpaopaobing game software 疯狂炮炮兵游戏软件 V1.0	Software Product
126.	2016-08-29	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1417770	jinjidezhanguo game software 进击的战国软件 V1.0	Software Product
127.	2017-05-12	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1761806	Limingqiangye VR game software 黎明前夜VR游戏软件 V1.0	Software Product
128.	2018-05-21	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2690187	Menghuanxianqiong game software 萌幻仙穹游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
129.	2017-04-20	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1714061	Mengxiangzongdongyuan zhi yongchuangmengjing game software梦想总动员之勇闯梦境游戏软件 V1.0	Software Product
130.	2016-11-16	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1511665	VR game mishitaotuozhijinglinglvguan software VR游戏《密室逃脱之精灵旅馆》软件 V1.0	Software Product
131.	2017-05-09	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1753940	mishitaotuozhijinglinglvguan 2 VR game software 《密室逃脱之精灵旅馆2》 VR游戏软件 V1.0	Software Product
132.	2018-06-05	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2747618	Nvshen OL Mobile Phone game software 女神OL手机游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
133.	2017-04-12	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1696436	233 Mobile Phone game software 暴走学园游戏软件 V1.0	Software Product
134.	2018-05-21	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2691157	Qingjuejian game software 青绝剑游戏软件 V1.0	Software Product
135.	2016-08-31	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1420552	Rongyuguilai VR game software 荣誉归来VR游戏软件 V1.0	Software Product
136.	2017-08-25	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2054690	sansanqianjianghuanghuang game software 三三潜江晃晃游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
137.	2017-04-12	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1696315	Shaonianzuoluo game software 少年佐罗软件 V1.0	Software Product
138.	2017-04-12	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1696467	Taolikonglongdao VR game software 逃离恐龙岛VR游戏软件 V1.0	Software Product
139.	2018-05-21	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2691278	tianzhanjuejian game software 天斩绝剑游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
140.	2018-05-22	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2694872	wanguqianxun game software 万古千寻游戏软件 V1.0	Software Product
141.	2018-06-04	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2744058	wujishenyuan game software 无极神渊游戏软件 V1.0	Software Product
142.	2017-05-09	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1754007	Xingjitansuo VR game software 星际探索VR游戏软件 V1.0	Software Product
143.	2018-05-21	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2691261	yaoshenzhuan game software 妖神传游戏软件 V1.0	Software Product

No.	Issuance Date	Titleholder	Registration No.	Name	Type
144.	2018-05-21	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2691273	yinianxiuxian game software 一念修仙游戏软件 V1.0	Software Product
145.	2018-06-04	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2744257	youmingshengyu game software 幽冥圣域游戏软件 V1.0	Software Product
146.	2016-08-29	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 1416805	zhanhunwushuang game software 战魂无双游戏软件 V1.0	Software Product
147.	2018-05-21	Shenzhen Qianhai Wangxin Science and Technology Co Ltd (wholly owned subsidiary of Yitian Hulian) 深圳前海网新科技有限公司	Ruan Zhu Deng Zi No. 2690435	Zhanhuolangyan game software 战火狼烟游戏软件 V1.0	Software Product

Domain Names

No.	Titleholder	Domain Name	Term
1.	Yidian Internet一点网络	quanxibao.com	2013-11-03 to 2019-11-03
2.	Yidian Internet一点网络	yeedian365.com	2015-12-23 to 2019-12-23
3.	Yidian Internet一点网络	www.holowoow.com	2017-11-03 to 2019-11-03
4.	Shenzhen Duodian Cloud Technology Co., Ltd (subsidiary of Yidian Internet) 深圳市多点云息科技有限公司（一点网络子公司）	duodiangame.com	2018-01-23 to 2021-01-23
5.	Shenzhen Duodian Cloud Technology Co., Ltd (subsidiary of Yidian Internet) 深圳市多点云息科技有限公司（一点网络子公司）	wake888.com	2018-09-30 to 2019-09-30
6.	Yitian Hulian 易天互联	appmaker.cc	2013-03-26 to 2023-03-26
7.	Yitian Hulian 易天互联	imnet.cn	2012-02-17 to 2021-02-17
8.	Shenzhen Yiyou Online Technology Co.,Ltd（深圳市亿游在线科技有限公司）	eyo.live	2018-03-29 to 2020-03-29
9.	Shenzhen Qianhai Wangxin Technology Co., Ltd (subsidiary of Yitian Hulian) 深圳前海网新科技有限公司（易天互联子公司）	233yx.com	2016-08-03 to 2020-08-03
10.	Shenzhen Qianhai Wangxin Technology Co., Ltd (subsidiary of Yitian Hulian) 深圳前海网新科技有限公司（易天互联子公司）	eyofun.com	2015-10-19 to 2020-10-19

No.	Titleholder	Domain Name	Term
11.	Shenzhen Qianhai Wangxin TechnologyCo., Ltd（深圳前海网新科技有限公司）	233sy.cn	2017-05-12 to 2020-05-12
12.	Shenzhen Qianhai Wangxin TechnologyCo., Ltd（深圳前海网新科技有限公司）	233youxi.com	2017-08-21 to 2020-08-21
13.	Ku Xuanyou 酷炫游	kxygames.com	2015-08-08 to 2021-08-08
14.	Shenzhen Yiyun Technology Co., Ltd (subsidiary of Kuxuanyou) 深圳市异云科技有限公司（酷炫游子公司）	minisciencecloud.com	2018-06-26 to 2019-06-26
15.	Shenzhen Yiruantianxia Technology Co., Ltd ( subsidiary of Kuxuanyou) 深圳市移软天下科技有限公司（酷炫游子公司）	eerichina.com	2016-09-26 to 2020-09-26

Annex D List of Rental Properties

No.	Location	Room	Lessor	Lessee	Usage	Lease Term	Rented area (m2)
1.	8F, No. 49 Badachu Road, Building No. 6, Shijingshan District, Beijing	816	Beijing Chuangyegongshe Investement Development Co Ltd	Wimi Hologram Cloud 微美云息	Business and Operation	2019-03-16 to 2020-03-15	As provided
2.	Chegongmiao Tiananchuangxin Technology Square, Futian District, Shenzhen	A902-1	Li Xianzong	Kuxuanyou 酷炫游		2018-03-08 to 2019-03-07	200
3.	Chegongmiao Industrial zone Tairan Building 123 Industrial workplace, Futian District, Shenzhen	6D-02	Shenzhen Chuangfugang Business Service Co Ltd	Yidian Internet 一点网络	Business and Operation	2019-04-03 to 2020-04-02	5
4.	Xiaozhuang No. 6, Chaoyang District, Beijing	101B, Building No. 2, 101A、103, Building No. 3	Beijing Yuanshengtianhong Property Managemetn Co Ltd	Yidian Internet Beijing Branch 一点网络北京分公司		2016-10-08 to 2021-10-07	701
5.	Zhixincun Building No. 1, 8F, Haidian District, Beijing	805-17	Beijing Xinxin Property Management Co Ltd	Hologram Wimi Cloud 全息微美云		2018-09-20 to 2019-09-19	30

Annex E List of Material Contracts

1.                 Material Purchase Contract

No.	Name	Party (domestic entity of the issuer)	The Other Party	Main Content	Value (RMB)	Period
1	Technology Outsourcing Design Cooperation Service Agreement	Yidian Internet 一点网络	Beijing Haiyashikong Information Technology Co Ltd	The service provided by Beijing Haiyashikong Information Technology Co Ltd to Yidian Internet is regulated in the development brochure and Yidian Internet will pay the service fee by month	Paid by month	2017.01.01-2017.12.31 Could delay to when the development brochure is fully performed
2	Product Information Service Cooperation Agreement	Yidian Internet 一点网络	Shenzhen Chuangmengtiandi Technology Co Ltd	Yidian Internet entrusts Shenzhen Chuangmengtiandi Technology Co Ltd to promote the cooperating products through its legally operated or other channel source	Paid according to statement of account monthly	2016.11.30-2017.11.29，when the term expires and both parties are satisfied with the effect, then the agreement renew for another year
3	Product Information Service Cooperation Agreement	Yidian Internet 一点网络	Beijing Hongruanxiechang Communication Technology Co Ltd	Yidian Internet entrusts Beijing Hongruanxiechang Communication Technology Co Ltd to promote the cooperating products through its legally operated or other channel source	Paid according to statement of account monthly	2017.05.31-2018.05.30，when the term expires and both parties are satisfied with the effect, then the agreement renew for another year
4	Product Information Service Cooperation Agreement	Yidian Internet 一点网络	Beijing Zancheng Technology Development Co Ltd	Yidian Internet entrusts Beijing Zancheng Technology to promote the cooperating products through its legally operated or other channel source	Paid according to statement of account monthly	2017.06.13-2018.06.12，when the term expires and both parties are satisfied with the effect, then the agreement renew for another year
5	Product Information Service Cooperation Agreement	Horgos Duodian Network Technology Co Ltd (Yidian Internet’s subsidiary)	Kashi Baisihulian Culture Media Co Ltd	Horgos Duodian Network Technology Co Ltd entrusts Kashi Baisihulian Culture Media Co Ltd to promote the cooperating products through its legally operated or other channel source	Paid according to statement of account monthly	2016.11.28-2017.11.27，when the term expires and both parties are satisfied with the effect, then the agreement renew for another year

2.                 Material Sales Contract

No.	Name	Party (domestic entity of the issuer)	The Other Party	Main Content	Value (RMB)	Period
1	全息 AR3D 整合推广服务协议	Yidian Internet 一点网络	Hangzhou Letu Network Technology Co., Ltd

Yidian Internet is responsible for information spreading of Hangzhou Letu Network Technology Co., Ltd’s agency or operating products and brands, providing service including but not limited to offline hologram ad machine media and online AR3D hologram insert marketing promotion service, the parties settle according to the actual promoting effect or downloading volume

					Paid according to statement of account monthly	2017.06.01-2019.05.31
2.	全息 AR3D 整合营销信息服务合作协议	Yidian Internet 一点网络	Diandianshidai (Beijing ) Technology Co Ltd

Diandianshidai (Beijing ) Technology Co Ltd uses Yidian Internet’s promoting platform including but not limited to offline hologram ad machine media and online AR3D hologram insert promoting channel, to promote its legally owned products, to make the clients install and use the products according to the promoted information

					（not regulated）	From the signing date to when the obligations are fully performed
3	Marketing Promotion Service Agreement	Shenzhen Duodianyunxi Technology Co Ltd (Yidian Internet’s subsidiary)	Beijing XinguoTechnology Co Ltd

Shenzhen Duodianyunxi Technology Co Ltd promotes and markets Beijing XinguoTechnology Co Ltd’s products and brand it agents through offline hologram machine display and online AR3D hologram insert display etc. The parties settle the amount according to the actual display effect or downloading volume

					Paid according to statement of account monthly	2017.11.21-2018.11.20
4.	Hologram AR3D Marketing Service Cooperation Agreement	Yidian Internet 一点网络	Kashi Yinghe Information Technology Co Ltd	Kashi Yinghe Information Technology Co Ltd promotes its legally owned products on Yidian Internet, including but not limited to hologram AR3D online and offlien platform	Paid according to statement of account monthly	2018.06.18-2020.06.17
5.	Weiyun SDK Cooperation Agreement	Shenzhen Yiyun Technology Co Ltd (Kuxuanyou’s subsidiary)	Jiangsu Oulunda Information Technology Co Ltd

Shenzhen Yiyun Technology Co Ltd allows Jiangsu Oulunda Information Technology Co Ltd to use Weiyun SDK to conduct fee and generate other SDK channel version and make sure the parties could see the fee data of the cooperated games using SDK calculating in time, provide the interest calculation data within agreed time and the parties agree on the ratio of the interest generated from cooperated content

					Jiangsu Oulunda Information Technology Co Ltd’s actual interest will be 45% of the monthly information fee	2018.07.01-2019.06.30

3. Material Loan Contract

No.	Borrower	Lender	Amount and interest	Period	Purpose	Collaterals
1	Wimi Light Speed 微美光速	Enwei Liangzi Capital Investment (Beijing) Co., Lted 恩威量子资本投资（北京）有限公司	167,000,000 RMB with no interest	None	Business development and daily operation	None